UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

CRYSTAL ROCK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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CRYSTAL ROCK HOLDINGS, INC.
1050 Buckingham Street
Watertown, Connecticut 06795

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 17, 2013

The Annual Meeting of Stockholders of Crystal Rock Holdings, Inc. will be held at the offices of Lamn, Krielow, Dytrych & Co., 500 University Boulevard, Suite 215, Jupiter, Florida 33458 on Wednesday, April 17, 2013, at 11:00 a.m. local time, for the following purposes:

1.
elect the seven nominees named in the proxy statement to the Board of Directors to serve until the Annual Meeting of Stockholders in 2014 and until their respective successors have been duly elected and qualified;

2.	consider an advisory vote to approve executive compensation;
3.	consider an advisory vote on the preferred frequency of holding advisory stockholder votes on the approval of executive compensation;
4.	ratify the appointment of Wolf & Company P.C. as the Company’s independent auditors for fiscal year 2013; and
5.	transact such other business as may properly come before the meeting and any adjournment(s) of the meeting.

The record date for the Annual Meeting is February 22, 2013.  Only stockholders of record at the close of business on February 22, 2013 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors

Bruce S. MacDonald
Secretary

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CRYSTAL ROCK HOLDINGS, INC.
(A Delaware Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders
April 17, 2013

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Audit Committee Report	22
Our Independent Registered Public Accounting Firm	23
Independent Registered Public Accounting Firm Fees	23
Pre-Approval Policies and Procedures	24
Whistleblower Procedures	24

PROPOSAL FOUR: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS	24
OTHER MATTERS	25
Other Business	25
Solicitation of Proxies	25
Stockholder Proposals for the Next Annual Meeting	25

AVAILABILITY OF FORM 10-K	26

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2013 Annual Meeting of Stockholders to be held on April 17, 2013.  Your vote is very important.  For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

Our principal executive offices are located at 1050 Buckingham Street, Watertown, Connecticut 06795.  Our telephone number is (860) 945-0661.  In this proxy statement, Crystal Rock Holdings, Inc. is sometimes referred to as the Company or Crystal Rock.

Internet Availability of Proxy Materials

These proxy solicitation materials are available at www.crystalrock.com/proxy on or about February 28, 2013 to all stockholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 is also available at www.crystalrock.com/proxy concurrently with these proxy solicitation materials.

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, the Company may elect to provide access to our proxy materials via the Internet. Accordingly, we are furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. The Company believes that this process expedites stockholders’ receipt of proxy materials, lowers the costs incurred by the Company for the Annual Meeting and helps to conserve natural resources.

Commencing March 6, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials,” that contains instructions on how to access and review the proxy materials, including this proxy statement and our Annual Report on Form 10-K, on a website referred to in such notice, and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and how to instruct us to send future proxy materials to stockholders electronically by email. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Watertown, Connecticut
February 28, 2013

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?
Our annual meeting of stockholders will be held at the offices of Lamn, Krielow, Dytrych & Co., 500 University Boulevard, Suite 215, Jupiter, Florida 33458 at 11:00 a.m. local time on Wednesday, April 17, 2013.

Who may vote at the Annual Meeting?
You may vote if our records show that you owned your shares on February 22, 2013, which is the record date. At the close of business on the record date, 21,380,611 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

The Company has elected to provide access to the proxy materials over the Internet. We believe that this process will enable the Company to provide proxy materials to stockholders more quickly, reduce the impact of our Annual Meeting on the environment, and reduce costs.

Why did I receive a notice by email regarding the Internet availability of proxy materials?
You requested that the Company deliver proxy materials to you electronically by email. If you wish to terminate this request, please contact American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or writing to 6201 15th Avenue, Brooklyn, New York 11219.

What is the difference between holding shares as a stockholder of record and beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and the Notice of Internet Availability of Proxy Materials is being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.  Your broker does not have discretionary authority to vote your shares on Proposals 1, 2, and 3 in this proxy statement without instructions from you.  Your broker does have discretionary authority to vote on Proposal 4, concerning the ratification of the appointment of our independent auditors.

How many votes can be cast by all stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 21,380,611 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?
We must have a quorum in order to hold the Annual Meeting and conduct business. A majority of our issued and outstanding shares as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. In general, abstentions are counted as present for the purpose of determining the presence of a quorum. Proxies received from brokers that express a vote on any matter will also be counted as present, even if they show a broker “non-vote” on any other matter(s).  The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, Inc. will tabulate the votes.

I own by shares in “street name.”  Will my broker vote my shares for me?
The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange, which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on).  The NYSE has identified 18 specific types of “Broker May Note Vote” matters, also known as non-routine matters.  At our Annual Meeting, the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), and the say-when-on pay proposal (Proposal Three) are all “Broker May Not Vote” matters, and therefore your broker will not express a vote on those proposals without instructions from you.  In cases where the broker is otherwise able to return your proxy card (for example, because your broker receives instructions from you on one such matter but not on others), the broker will submit your proxy card in accordance with your instructions on the matter(s) for which you gave instructions or on which the broker had discretion, and will show other matters as a broker “non-vote.”

Proposal Four, the ratification of the appointment of our independent auditors, is a “Broker May Vote,” or routine matter.  In general, a broker may vote in accordance with management’s recommendation on a routine matter, without instruction from you.

How many votes are required to elect directors?
Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; a nominee does not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. Your shares will be counted for purposes of determining whether there is a quorum.

How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (the “say-on-pay proposal”)?
Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may vote either “FOR” or “AGAINST” the say-on-pay proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the say-on-pay proposal will not be counted as a vote cast with respect to such proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How many votes are required to determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers?
The advisory vote on the frequency of the say-on-pay proposal is a non-binding vote as to how often the say-on-pay proposal should occur. You may vote for: every year, every two years, or every three years, or you may abstain. The option among one year, two years or three years that receives the highest number of votes cast will be deemed the choice of the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on executive compensation.

How many votes are required to ratify the appointment of the Company’s independent auditors?
Ratification of the appointment of Wolf & Company P.C. as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment is the equivalent of a vote “AGAINST” the Proposal.

How do I vote?
You may vote in one of four ways:

Over the Internet
If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the company number, account number and control number that appear on your Notice of Internet Availability of Proxy Materials when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

By Telephone
If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at (800) 690-6903 from any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the company number, account number and control number that appear on your Notice of Internet Availability of Proxy Materials when you call.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the telephone by following the voting instructions you receive from such broker, bank or other nominee.

By Mail
If you received these Annual Meeting materials by mail: Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. Also, you can vote over the Internet or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote via the Internet or by telephone, please have your proxy card and control number available.

In Person

What if I submit my proxy but do not vote for the proposals?

If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares you hold will be voted as recommended by the Board of Directors in this proxy statement. If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker and do not submit your selections in accordance with the instructions received from your broker, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters.

Can I change or revoke my vote after submitting it?
Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder. If you are a beneficial holder and vote your shares through your broker, bank or nominee and have previously given instructions that you wish to change or revoke, you can provide new later-dated instructions to your broker, bank or nominee to as you so instruct.

What should I do if only one set of proxy materials for the Annual Meeting is sent and there are multiple Crystal Rock stockholders in my household?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2012 Annual Report at no charge by visiting www.proxyvote.com, contacting Broadridge Financial Solutions, Inc. at (800) 579-1639, or by sending an e-mail with your request to sendmaterial@proxyvote.com. You can also access the proxy materials and annual report online at http://www.crystalrock.com/proxy. If you hold your shares through a bank or other nominee and wish to discontinue householding or to change your householding election, please contact your nominee. If you hold your shares in your own name and wish to discontinue householding or to change your householding election, you may do so by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219.

Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.

Where can I find more information?
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our common stock is traded on the NYSE MKT under the symbol “CRVP.” You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Who can help answer my questions?
If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

Bruce MacDonald
Chief Financial Officer
Crystal Rock Holdings, Inc.
1050 Buckingham Street
Watertown, Connecticut 06795
Phone: (860) 945-0661 Extension 1201
E-mail: ir@crystalrock.com

What should I do now?
Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of the filed Form 8-K or the Form 10-Q by visiting our website or the SEC’s website, contacting Bruce MacDonald by calling (860) 945-0661, e-mailing ir@crystalrock.com or writing Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795.

What if I have questions about lost stock certificates or I need to change my mailing address?
Registered stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling the Customer Support Department at (800) 937-5449 or by visiting their website at amstock.com.  All other stockholders should contact their brokers.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.  In case any of these nominees should become unavailable for election to the Board, an event which is not anticipated, then the Board may fix the number of directors at a lesser number or leave a vacancy to be filled by the Board of Directors at a later date.

Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the seven candidates.

The Board of Directors unanimously recommends a vote FOR the election of all of the nominees listed below.

Directors

The following table sets forth information concerning each of our directors, two of whom are current executive officers.  Age information is as of February 1, 2013.  Henry E. Baker is the father of Peter K. Baker and John B. Baker.

Name	Age	Position
Ross S. Rapaport	70	Chairman of the Board
Henry E. Baker	80	Director, Chairman Emeritus
Peter K. Baker	53	Director, Chief Executive Officer and President
John B. Baker	58	Director and Executive Vice President
Martin A. Dytrych	56	Director
John M. LaPides	53	Director
Lori Schafer	50	Director

The business experience during at least the last five years for each of these individuals is as follows:

Ross S. Rapaport became a director in October 2000.  Since June 2002, Mr. Rapaport has been of counsel to Pepe & Hazard LLP, and its successor McElroy, Deutch, Mulvaney & Carpenter, LLP, a law firm with offices throughout the United States, that we employ from time to time.  He has practiced in the area of corporate and general business law for more than 35 years.  Mr. Rapaport has provided legal advice to Crystal Rock since 1974 and serves as trustee of the Baker family trusts.

Mr. Rapaport brings to the Board almost four decades of experience dealing with business owners in the creation of business entities and subsequent issues of business succession planning, utilizing employment, purchase, and shareholder agreements. A major shareholder of our Company in his capacity as trustee, he has also represented fiduciaries in highly complex estate and trust administration matters, including contested probate matters and estate tax return preparation. Mr. Rapaport has been Chairman of the Board since 2005 and brings to the Board the sound perspective of an experienced business attorney.

Henry E. Baker became a director and our chairman emeritus in October 2000.  From 1947 to October 2000, he was employed at Crystal Rock.  He was appointed president of Crystal Rock and became chairman of its board of directors in 1965.

An operator, innovator and leader for his entire life, Henry E. Baker is one of the pioneers in the bottled water and distribution business. He served on the board of directors of the most prominent industry trade association, the International Bottled Water Association, or IBWA, for two decades and is a member of Beverage World Bottled Water Hall of Fame. One of our major shareholders, Mr. Baker brings years of experience and good judgment to the Board.

Peter K. Baker became a director and our president in October 2000.  In November 2005, he was named our Chief Executive Officer while retaining his other positions.  From 1977 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000. He is a past President, director and executive committee member of the IBWA.

Peter K. Baker has been an employee of the Company for over 30 years and currently serves as its Chief Executive Officer. A major shareholder of the Company, Mr. Baker enters his seventh year as CEO and offers the Board a well informed understanding of operations and strategy in the water and distribution businesses.

John B. Baker became our executive vice president in October 2000 and a director in September 2004.  From 1975 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000.

John B. Baker, a major shareholder of the Company, has been an employee of the Company for over 35 years and currently serves as its Executive Vice President. Mr. Baker has been a vital innovator on the technical side of our business, working to optimize production in our water bottling lines, developing the Water Safe System, and creating dispensing and packaging systems. He brings years of practical and executive experience to the Board.

John M. LaPides became a director in November 2005 and serves on our Audit and Compensation Committees.  He served as the President of Snow Valley, Inc. from 1987 to 2009, a home and office refreshment company located in Maryland that he established.  He is a past President of the IBWA, where he served over 15 years as a director and over ten years as a member of the IBWA executive committee.  Since 2001, Mr. LaPides has been an Entrepreneur in Residence at the Dingman Center for Entrepreneurship at the Robert Smith School of Business at the University of Maryland and in 2010 was appointed as Senior Advisor to the Dean on China.  Since 2009, he has served as the principal in Shadow Point Capital, an investment banking and consulting business.

One of our three independent directors, Mr. LaPides was for over 20 years owner and operator of a bottled water and distribution company prominent in the Baltimore area. His background in the water business enables him to provide an outsider’s informed perspective on our management, operations and strategies. He also has previous public company audit committee experience.

Martin A. Dytrych became a director in November 2005 and serves on our Audit and Compensation Committees.  He is a certified public accountant and since 1981 has been with the accounting firm Lamn, Krielow, Dytrych & Co., P.A.  He has been a stockholder of that firm since 1985.  Mr. Dytrych is a member of the AICPA, the Florida Institute of CPAs and the Association of Certified Fraud Examiners.  He is also a Diplomat of the American Board of Forensic Accounting Examiners.

Mr. Dytrych, who is also an independent director, is a certified public accountant who has been designated by the Board as the “financial expert” on the Company’s audit committee. For over 30 years, he has assisted businesses with audit, tax and financial planning issues. He brings to the Board a keen understanding of the relationship between the Company and its independent auditors, as well as the responsibilities of a public company audit committee. Mr. Dytrych also leads our compensation committee.

Lori J. Schafer became a director in February 2013 and serves on our Audit and Compensation Committees.  Ms. Schafer has served since September 2007 as Executive Advisor of the Global Retail Practice of SAS Institute, Inc., a provider of business intelligence software and analytics.  From October 2003 to September 2007, she was Vice President, Global Retail Practice for SAS. Ms. Schafer had served as Chairman, President and Chief Executive Officer of Marketmax, Inc., a merchandise intelligence software company, from October 1996 to October 2003, when Marketmax was acquired by SAS.  Prior to October 1996, Ms. Schafer held various positions at The Procter & Gamble Company.  Ms. Schafer is currently a director of Tradestone Software, Inc., a private retail software provider.  From 2009 to 2012, she was a director of National Retail Federation, the largest retail trade association.  From 2005 through 2012, she served as a director of A.C. Moore Arts and Crafts, Inc., a retail company formerly listed on NASDAQ.  From 2005 through 2008, she was a director of Trans World Entertainment Corporation, a NASDAQ traded retail company, and eFashions LLC, an Internet apparel retailer.

Ms. Schafer has many years of experience with businesses engaged in retail, information systems, e-commerce and social media operations. This experience is particularly valuable to the Company, as e-commerce and social media are areas in which the Company is currently building an information systems infrastructure in order to expand its sales and distribution system. Ms. Schafer has also worked in the consumer products field and has significant experience as a public company director.

Corporate Governance

We believe that good corporate governance and fair and ethical business practices are crucial not only to our proper operation, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets.  We take our responsibilities in this area very seriously.

Independent Directors

Board of Directors.  Crystal Rock is a “controlled company” under the Corporate Governance Rules of the New York Stock Exchange MKT market (NYSE MKT), which means that a majority of our issued and outstanding voting stock is controlled by a single person or related group of persons, and that the company has elected controlled company status.

A controlled company is exempted from certain rules otherwise applicable to companies whose securities are listed on NYSE MKT, including (i) the requirement that a company have a majority of independent directors, (ii) the requirement that nominations to the company’s Board be either selected or recommended by a nominating committee consisting solely of independent directors, and (iii) the requirement that officers’ compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

Under NYSE MKT rules, no director qualifies as independent until the Board makes an affirmative determination to that effect.  In making this determination, the Board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  The Board considers, among other factors, the director’s current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director’s professional and family relationships with management and other directors; the relationships that the director’s current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer.

We have three independent directors on our Board.  After considering the factors described in the previous paragraph, the Board has determined that Mr. Dytrych, Mr. LaPides and Ms. Schafer are independent.  NYSE MKT rules require that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session.  In addition to their meetings as members of the Audit and Compensation Committees, of which they are the sole members, Mr. Dytrych, Mr. LaPides, and Ms. Schafer met two other times in person during fiscal year 2012, in executive session each time.

Chairman and Chief Executive Officer.  The Chairman of the Board is Ross Rapaport, and the Chief Executive Officer is Peter Baker.  Although it is common for major companies in the United States to have CEOs who also hold the position of chairman of the board, a number of studies on corporate governance have recommended that the positions be held by two different persons, and the Board currently considers that to be better practice.  Neither Mr. Rapaport nor Mr. Baker is an independent director.

Board Leadership Structure and Role in Risk Oversight

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

Attendance at Board, Committee and Stockholder Meetings

NYSE MKT rules require that our Board of Directors meet at least quarterly.  During the fiscal year ended October 31, 2012, the Board met four times in person and three times by telephone conference.  The Audit Committee met four times in person and three times by telephone conference, and the Compensation Committee did not formally meet in 2013.  No incumbent director, except Henry Baker, attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which he served.

It is our policy that all members of the Board of Directors attend the Annual Meeting of stockholders in person or by telephone, although we recognize that directors occasionally may be unable to attend for personal or professional reasons.  We generally hold a meeting of the Board on the same date as the annual stockholder meeting.  In 2012, all directors attended the Annual Meeting in person or by telephone except Henry Baker.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors.  The code covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the code.  Our code of ethics is available in the Investor Relations section (under Directors and Officers) of our website located at www.crystalrock.com.  A copy of the code of ethics is also available to stockholders upon request, addressed to Crystal Rock Holdings, Inc., Attn: Bruce MacDonald, 1050 Buckingham Street, Watertown, Connecticut 06795.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board of Directors or the chair of Board committees by writing directly to those individuals c/o Crystal Rock Holdings, Inc. at the following address: 1050 Buckingham Street, Watertown, Connecticut 06795.  Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

Director Candidates and Nominating Process

Nominations.  As previously noted, Crystal Rock is a “controlled company” under NYSE MKT Corporate Governance Rules, which means that a majority of its issued and outstanding voting stock is controlled by a single person or related group of persons, and that the Company has elected controlled company status.  A controlled company is exempted from the requirement that nominations to the Company’s Board be either selected or recommended by a nominating committee consisting solely of independent directors.  Accordingly, nominations to our Board were made by the full Board.  The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience, the Board evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company.

Nominations by Stockholders.  We have a by-law provision that authorizes a stockholder of record to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the Board.  In general, such a submission must be received by our corporate secretary at our principal office in Watertown, Connecticut at least 90 days prior to the “specified date” (as defined; generally March 27) of the Annual Meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee’s consent to be named as a nominee and to serve if elected.  The stockholder must also provide information about his or her identity and the number of shares owned.  If the nomination is made by a stockholder holding shares in “street name,” then the identity and ownership information must be furnished about the beneficial owner of the shares.  A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors or by the full Board.

Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor do the by-laws require us to permit the stockholder to solicit proxies for the candidate using our proxy materials.  The by-laws relate only to the procedure by which a stockholder may nominate a candidate for director.  To date, no stockholder has proposed a candidate pursuant to our by-laws.  If a stockholder should propose a candidate, we anticipate that the full Board, including the independent directors, would evaluate that candidate on the basis of criteria reasonably determined by the Board to be relevant to the requirements of the position.  For additional information, please refer to Section 4.5 of our by-laws and the section entitled “Stockholder Proposals for the Next Annual Meeting” in this Proxy Statement.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

Our Board has no formal policies and procedures for the review and approval of transactions with related parties.  However, the Audit Committee has the responsibility of reviewing and approving transactions with related parties.  In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interest of the Company.  The Audit Committee ratified the related party transactions described below, to the extent they occurred or were materially modified in fiscal 2012.

Related Party Transactions

Subordinated Notes Held by Significant Stockholders.  In October 2000, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes due in 2013 in the original principal amount of $22,600,000.  In fiscal 2004, we paid $5,000,000 in principal on these notes with part of the proceeds from the sale of the assets of our retail business.  In fiscal 2005, we paid $3,600,000 in principal on the notes in conjunction with the refinancing of our senior debt facility.  As part of the refinancing, we restructured the terms of the subordinated notes.  In 2009 and 2010, we paid an additional $500,000 in principal on the notes each year.   The following table shows the holder, the remaining principal amount on October 31, 2012 and the amount paid each holder for interest during the fiscal year.

Related Party	Principal Balance	Interest Paid
Henry E. Baker	$4,600,000	$552,000
John B. Baker	4,200,000	504,000
Peter K. Baker	4,200,000	504,000
Total	$13,000,000	$1,560,000

In December 2012, we paid an additional $1,500,000 in principal on the notes. Subsequent to that payment the remaining principal is as follows:

Related Party	Principal Balance
Henry E. Baker	$4,100,000
John B. Baker	3,700,000
Peter K. Baker	3,700,000
Total	$11,500,000

As noted above, Henry Baker is a director and his sons, John and Peter Baker, are directors and executive officers.

The subordinated notes bear interest at 12%, compounded quarterly, with payments due on the 20th of February, May, August and November.  The notes mature in 2015 and we are required to pay interest only until maturity.  There is a balloon payment of the full principal amount at maturity.  The subordinated notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business or acceleration of the senior debt. Our senior debt facility makes funds available for repayment of the subordinated notes if we attain certain financial criteria.  There is no prepayment penalty for repaying the subordinated notes.

The subordinated notes are secured by all of our assets, but the subordinated notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Bank of America and its successors.  Under the related subordination agreement, we may pay, and the holders of the subordinated notes may accept, quarterly interest payments so long as there is no default on the senior debt and the payment would not cause such a default.  The holders of the subordinated notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt.  The holders of the subordinated notes have pledged a continuing security interest in the subordinated notes to Bank of America.

Related Party Leases.  We lease a 67,000 square foot facility in Watertown, Connecticut from Henry E. Baker, as trustee of the Baker Grandchildren's Trust, and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker.  Future annual rent payments for these leases will be as follows:

Fiscal year ending October 31,	Stamford	Watertown	Total
2013	248,400	461,295	709,695
2014	248,400	461,295	709,695
2015	248,400	470,521	718,921
2016	*248,400	470,521	718,921
2017	*248,400	-	248,400
2018	*248,400	-	248,400
2019	*248,400	-	248,400
2020	*227,700	-	227,700
Total	$1,966,500	$1,863,632	$3,830,132

* Rent negotiable, assumes rate of first five years.

The Watertown, Connecticut facility contains a water purification and bottling plant, warehouse space, a truck garage and office space.  We lease this property on a “triple net” basis, originally for a 10-year term that began in October 2000, with an option to extend the lease for five more years.  In fiscal 2012, we paid $452,250 in rent.

The future rent obligations under the amended lease are set forth in the table above.  As amended, the lease extends the original term from 2010 to 2016, with an option to extend the lease for five more years for a rent to be negotiated or determined by appraisers selected by the parties.  We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm’s-length transaction.

The Stamford property includes warehouse space, a truck garage and office space.  We originally entered a lease for this property in October 2000 and on September 29, 2010 we entered into a new lease for the facility for a term of ten years, to 2020.  Annual lease payments are $248,400 per year for the first five years and are negotiable thereafter.  We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm’s-length transaction.  In fiscal 2012, we paid $248,400 in rent.

Henry E. Baker Employment Agreement.  Currently Mr. Baker is employed by us as an at-will employee in the discretion of management.  He is Chairman Emeritus of the Company and makes himself reasonably available to us for consultation for at least 20 hours per calendar month.  His base annual salary is $47,000, subject to annual review by the Board, and we provide him with use of a Company-owned automobile.

Other Related Party Matters.  During fiscal 2012, Ross Rapaport, a director of the Company, was associated with McElroy, Deutch, Mulvaney & Carpenter, LLP, a law firm which we engage regularly for various legal matters.  During fiscal 2012 and 2011, we paid the firm $25,000 and $58,000, respectively.

Committees of the Board of Directors

Compensation Committee

The Compensation Committee of the Board is currently composed of three directors, Mr. Dytrych, Mr. LaPides and Ms. Schafer.  The Committee is charged with the responsibility of reviewing and approving our executive officers’ compensation and has the authority to approve discretionary grants of stock options and restricted stock under our stock option and incentive plans, which it administers.  The Committee also determines the compensation to be paid to Board members.  In recent years, the Company, and the Committee, have in large measure deemphasized the use of equity plans as part of our compensation system.

Although as a controlled company, we are not required to have an independent Compensation Committee, we have decided to maintain that Committee’s independence.  For companies other than controlled companies, NYSE MKT rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly-independent Compensation Committee.  We intend to continue to use our existing Compensation Committee, the members of which are independent, for this purpose.  NYSE MKT rules prohibit a CEO from being present during voting or deliberations with respect to his compensation.  Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during voting or deliberations with respect to the compensation of executive officers other than himself.  NYSE MKT rules do not require that a Compensation Committee have a written charter, and our Compensation Committee does not have a written charter at this time.

For fiscal 2012, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation.

Audit Committee

Our Audit Committee is currently composed of three directors, Mr. Dytrych, Mr. LaPides and Ms. Schafer.  The primary purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of our financial statements and other financial reports, (b) our system of internal accounting controls, (c) the performance of our independent auditors and (d) our compliance with legal and regulatory requirements.  The Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management.  The independent auditors have unrestricted access and report directly to the Committee.  The Audit Committee has the sole authority to approve transactions that may involve actual or apparent conflicts of interest.  Additionally, the Audit Committee has responsibilities and authority necessary to comply with rules under the Securities Exchange Act of 1934, or the Exchange Act, relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit-committee related expenses.  The Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Directors and Officers) of our website at www.crystalrock.com.  A copy of the charter is also available to stockholders upon request, addressed to Crystal Rock Holdings, Inc.., Attn: Bruce MacDonald, 1050 Buckingham Street, Watertown, Connecticut 06795.

Under NYSE MKT rules, the Board is required to make certain findings about the independence and qualifications of the members of the Audit Committee.  In addition to assessing the independence of the members under the NYSE MKT rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10A-3 under the Exchange Act.  As a result of its review, the Board determined that Mr. Dytrych, Mr. LaPides and Ms. Schafer, as the members of the Audit Committee, are independent.  Mr. Dytrych serves as the Chair of the Audit Committee.

In addition, the Board determined that:

•	each member of the Audit Committee is, as required by NYSE MKT rules, able to read and understand fundamental financial statements; and
•
at least one member of the Committee, Mr. Dytrych, is “financially sophisticated” under the NYSE MKT rules and is an “audit committee financial expert” under applicable provisions of the federal securities laws.

Compensation of Non-Employee Directors

The following table sets forth information as to the total remuneration paid to our non-employee directors for the fiscal year ended October 31, 2012.

Fiscal 2012 Non-Employee Director Compensation (1)
Name	Fees Earned or Paid in Cash	Total
(a)	(b)	(h)
Ross R. Rapaport	$65,000	$65,000
Martin A. Dytrych	$40,000	$40,000
John M. LaPides	$35,000	$35,000
Lori J. Schafer	$35,000	$35,000
              _____________________
Notes:
(1)
Non-employee directors receive (a) a $25,000 annual cash retainer, (b) an additional $5,000 annual cash retainer for each Committee membership, and (c) an additional $2,500 annual cash retainer for serving as Chair of a Committee.  The Chairman of the Board received an additional $40,000 for serving as Chairman.

Our Executive Officers

We currently have three executive officers, Peter Baker, John Baker, and Bruce MacDonald.  Biographical and other information about the Messrs. Baker, who are also directors, is set forth above.  Information about Bruce MacDonald, our only other executive officer, is as follows:

Bruce S. MacDonald has been our chief financial officer and treasurer since May 1993.  He has also served as our corporate secretary since June 1999.  From 1987 to May 1993, Mr. MacDonald was controller of Cabot Cooperative Creamery Incorporated.  As of February 1, 2013, Mr. MacDonald is 54 years old.

Compensation of Executive Officers

Fiscal 2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Peter K. Baker President &CEO	2012 2011	$320,000 320,000	$-0- -0-		$-0- -0-	$17,849 20,008	$337,849 340,008
John B. Baker Executive Vice President	2012 2011	320,000 320,000	-0- -0-		-0- -0-	15,132 16,597	335,132 336,597
Bruce S. MacDonald CFO, Treasurer, andSecretary	2012 2011	195,000 195,000	-0- 10,000	(1)	-0- -0-	15,805 17,845	210,805 222,845
_____________________

Notes:

(1)	Mr. MacDonald is eligible to receive a discretionary bonus at the end of each fiscal year, and received a $10,000 discretionary bonus in fiscal 2011.

(2)
Represents the cost, including insurance, fuel and lease payments, net of pro-rated residual value, of a Company-provided automobile, life and disability insurance premiums and Company 401(k) matching funds for respective employees as follows:

Employee	Year	Auto Expense	Insurance	401(k) Matching	Total
Peter K. Baker	2012	$17,849	$	$	$17,849
	2011	20,008			20,008
John B. Baker	2012	15,132			15,132
	2011	16,597			16,597
Bruce S. MacDonald	2012	10,726	2,948	2,131	15,805
	2011	11,645	3,939	2,261	17,845

Employment Agreements and Arrangements

We have employment agreements with our three named executive officers.

The main provisions of the agreements pertain to incentive payments and to termination of employment.  However, in negotiating their current agreements, the Compensation Committee acted to eliminate “change of control” provisions from Peter and John Baker’s employment agreements because there can be no change of control of the Company without the agreement of the members of the Baker family considered as a group.

Mr. MacDonald’s employment agreement, in comparison, does contain what the Compensation Committee considers to be a reasonable change of control provision.  Providing severance and benefits continuation allows the executive to assess business situations objectively and without regard to the personal outcomes of implementing a sound business decision for the Company.  For example, the executive may not objectively assess a merger opportunity if it would result in the executive being terminated without the safety of income being provided post-termination, even if the merger would produce very positive stockholder value.

Peter K. Baker and John B. Baker Employment Agreements

We entered into three-year employment agreements with Peter Baker and John Baker as of January 1, 2007.  These agreements automatically extend on a year-to-year basis unless either party gives written notice to the other, in each case at least 180 days prior to the end of the then current term, of such party’s election not to extend the term of the agreement.  Currently the expiration date is December 31, 2013, subject to earlier termination as set forth in the agreement.  Peter Baker is currently employed as our Chief Executive Officer and President and John Baker is currently employed as our Executive Vice President.  Under the employment agreements, each executive officer receives an initial base salary of $320,000, subject to annual review by the Compensation Committee, and is also eligible to receive an additional non-equity incentive payment.  Effective October 19, 2011, the parties amended the employment agreements by changing the calculation required to be made in connection with the determination of non-equity incentive payments available under the agreements.  The size of the incentive payment in 2011 ranges from $40,000 to $96,000, depending on our ability to achieve stated levels of target EBITDA; no incentive payment is due if we do not have an Adjusted EBITDA, as defined, that is at least 90% of our EBITDA target level.  Each executive officer earned nothing in 2011. There was no such provision in 2012. Under the employment agreements, we also provide each executive officer with an automobile.

The employment agreements with Messrs. Baker contain confidentiality provisions and non-competition clauses that prohibit competition (a) during the term of his employment and during any period that the executive officer is receiving severance benefits, or (b) for a period of 12 months in the event he is terminated without entitlement to severance benefits.

We can terminate the employment of either of the Messrs. Baker at any time and for any reason.  If we terminate the executive officer’s employment without “cause,” as defined in the employment agreement, before the employment agreement otherwise expires, we would be required to pay him an amount equal to his annual base salary at the termination date, plus fringe benefits, as defined in the employment agreement, for the 12 months following the termination.  Generally, termination of employment by the company for “cause” as defined in the employment agreements means (i) material breach of agreements between the Company and the executive, (ii) willful refusal or failure of the executive to perform his duties in accordance with the provisions of the agreement, (iii) violation of confidentiality, (iv) fraud or theft of Company property, (v) commission of a felony, or (vi) being engaged in the illegal use of controlled or habit forming substances.

Bruce S. MacDonald Employment Agreement

We entered into a three-year employment agreement with Bruce S. MacDonald as of January 1, 2007.  This agreement automatically extends on a year-to-year basis unless either party gives written notice to the other, in each case at least 180 days prior to the end of the then current term, of such party’s election not to extend the term of the agreement.  Currently the expiration date is December 31, 2013, subject to earlier termination as set forth in the agreement.  The employment agreement provides that Mr. MacDonald will be our Chief Financial Officer, Vice President of Finance and Treasurer.  Under the employment agreement, Mr. MacDonald will receive an initial base salary of $195,000, subject to annual review by the Compensation Committee.  In its sole discretion, the Compensation Committee may (but is not required to) determine that we shall pay a bonus to Mr. MacDonald after the end of our fiscal year. Under the employment agreement, we reimbursed Mr. MacDonald in fiscal 2012 $2,948 in the aggregate for the actual cost of purchasing insurance that we do not offer as an employee benefit, and for leasing and operating an automobile.

The agreement with Mr. MacDonald contains confidentiality provisions and a non-competition clause substantially the same as those described above for the Messrs. Baker.  We can terminate the employment of Mr. MacDonald at any time and for any reason.  If we terminate Mr. MacDonald’s employment without “cause,” as defined in the employment agreement, before the employment agreement otherwise expires, or if Mr. MacDonald’s employment is terminated for any reason or he elects to discontinue employment with the company within 30 days of a “change of control,” we would be required to pay him an amount equal to his annual base salary at the termination date, plus fringe benefits, as defined in the employment agreement, for the 12 months following the termination.

Outstanding Equity Awards at Fiscal 2012 Year-End
Name	At the End of Fiscal Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date (1)
(a)		(b)	(e)	(f)
Bruce S. MacDonald	2012	50,500	$2.36	1/20/2015
_____________________

Notes:

(1) All options have a ten year term.  The option grant dates are ten years prior to the expiration dates.

Potential Post-Employment Payments

Under the terms of each of Peter and John Baker’s employment agreements, if either officer’s employment were to be terminated by the Company without cause (as defined), then he would be entitled to an amount equal to his annual base salary at the termination date, plus fringe benefits (as defined), for the 12 months following the termination.  Based upon fiscal year 2012 information, the amount of severance pay would be $320,000 plus the value of fringe benefits ($16,263 for Peter Baker and $9,937 for John Baker), for a total of $336,263 for Peter Baker and $329,937 for John Baker, payable in each case as follows:  50% of the severance pay on the six-month anniversary of the termination date, followed by 8.3333% of the severance pay each month for six additional months in equal installments, in each case less taxes and other applicable withholdings, plus the value of the fringe benefits in 12 equal monthly installments.  Neither officer would receive post-employment payments if he were to resign voluntarily or be terminated with cause.  Payment of all severance and benefits are subject to the execution and delivery of a satisfactory release form by the officer.

Under the terms of Mr. MacDonald’s employment agreement, if he were to be terminated by the Company without cause (as defined) or if, within 30 days of a change of control (as defined), he were terminated for any reason or elected to discontinue employment with the Company, then he would be entitled to an amount equal to his annual base salary at the termination date, plus fringe benefits (as defined), for the 12 months following the termination.  Based upon fiscal year 2012 information, the amount of severance pay would be $195,000 and the value of the fringe benefits would be approximately $9,937, for a total of $204,937, payable as follows: 50% of the severance pay on the six-month anniversary of the termination date, followed by 8.3333% of the severance pay each month for six additional months in equal installments, in each case less taxes and other applicable withholdings, plus the value of the fringe benefits in twelve equal monthly installments.  Mr. MacDonald also has outstanding stock options as set forth in the Outstanding Equity Awards at Fiscal Year-End table.  All of his stock options were vested as of October 31, 2012.  However, these options would not have any value as of October 31, 2012 because the exercise price of the options exceeded the market price of the Company’s stock as of October 31, 2012.  Mr. MacDonald would receive no post-employment payments if, absent a change of control, he were to resign voluntarily or be terminated with cause.  Payment of all severance and benefits are subject to Mr. MacDonald signing a satisfactory release form.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We note that we have a number of compensation practices that reflect our awareness of the need to align compensation and stockholder value, including the following:

•	Senior management salaries have not increased in seven years.
•
Increased compensation for senior management has primarily been linked to the profitability of the Company. Bonuses paid to Peter and John Baker were paid based on the provisions in their contracts that reference earnings before interest, taxes, depreciation, and amortization.

•	Bonuses have not been paid on material earnings resulting from non-operating activities such as legal settlements.
•
Although Mr. MacDonald does have provisions in his contract for severance compensation in the event of Mr. MacDonalds’s termination within 30 days following a change of more than 50% of the ownership of the Company, this compensation is not out of the ordinary – one year of salary plus fringe benefits (as defined)– and would not be material to transaction costs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

PROPOSAL THREE:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Two in this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years (stockholders may also abstain on the matter).

A stockholder advisory vote on executive compensation is important to the Company. Setting a three year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses. Our executive compensation programs are intended to reflect a long-term business strategy, which is more appropriately reflected with a three-year timeframe.

You may cast a vote on your preferred voting frequency by choosing from the options of one year, two years or three years, or you may abstain from voting, when you vote in response to the resolution set forth below. You are not voting to approve or disapprove the recommendation of our board of directors.

“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution be approved, on an advisory basis, as the preferred frequency with which the Company holds advisory stockholder votes to approve the compensation of its named executive officers, as disclosed in the proxy statement filed in connection with its Annual Meeting of stockholders or any special meeting in lieu thereof pursuant to Item 402 of Regulation S-K.”

The Board of Directors unanimously recommends a vote for the option of once every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

Unless marked to the contrary, proxies received will be voted “FOR” THREE YEARS under Proposal Three.

Security Ownership Of Certain Beneficial Owners
And Management

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth information as of February 13, 2013 with respect to the beneficial stock ownership of (i) those persons or groups known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) the persons named in the Summary Compensation Table, and (iv) all of our directors and current executive officers as a group (based upon information furnished by such persons).  As of February 13, 2013, there were 21,378,611 shares of common stock outstanding.

Names and Addresses of Beneficial Owners (1)	Number of Shares Owned (2)	Right to Acquire (3)	Total Shares Beneficially Owned	Percent of Class (4)
Henry E. Baker, John B. Baker, Peter K. Baker and Ross S. Rapaport, individually and as a trustee, as a group c/o Crystal Rock Holdings, Inc. 1050 Buckingham Street Watertown, Connecticut 06795 (5)	10,852,155	43,000	10,895,155	50.5%
Ross S. Rapaport, individually and as trustee (6)	4,039,358	43,000	4,082,358	18.9%
Henry E. Baker	1,065,219	-	1,065,219	5.0%
Peter K. Baker	2,871,289	-	2,871,289	13.3%
John B. Baker	2,876,289	-	2,876,289	13.3%
AB Value Management LLC (7) 92 West Main Street Freehold, NJ 07728	2,278,717		2,278,717	10.6%
Martin A. Dytrych	-	-	-	-
John M. LaPides	-	-	-	-
Lori J. Schafer	-	-	-	-
Bruce S. MacDonald	49,035	50,500	99,535	.5%
All Executive officers and directors as a group (8 persons)	10,901,190	93,500	10,994,690	51.0%
_______________________
Notes:

(1)	The business address of the group constituting a greater-than-5% stockholder and each officer and director is c/o Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795.

(2)
Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable.  Excludes shares that may be acquired through the exercise of stock options or other rights.

(3)	Represents the shares that can be acquired through the exercise of stock options within 60 days of the date of this table.

(4)
Percentages in this column are determined in accordance with SEC Rule 13d-3.  Based upon stock actually owned (that is, excluding Company options held by Mr. Rapaport and by all other Company option holders), the Baker Family Group currently owns a majority (51.0%) of the Company’s issued and outstanding common stock.

(5)
Information is based on a Schedule 13D/A filed with the SEC on September 16, 2005 by Henry E. Baker, John B. Baker, Ross S. Rapaport, as an individual and in his capacity as a trustee (the Baker Family Group).  As of that date, the Baker Family Group held 10,815,855 shares, as follows:  Henry Baker had sole voting and dispositive power with respect to 1,065,219 shares, John Baker had sole voting and dispositive power with respect to 2,876,289 shares, Peter Baker had sole voting and dispositive power with respect to 2,871,289 shares, and Mr. Rapaport had sole voting and dispositive power with respect to 4,003,058 shares (including (i) 3,910,018 shares held as a trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., Peter K. Baker Life Insurance Trust, and John B. Baker Life Insurance Trust, (ii) 10,040 shares held individually and (iii) 83,000 shares issuable pursuant to stock options held individually).  Subsequent to the filing of Schedule 13D/A, Mr. Rapaport, in his capacity as trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., purchased an additional 119,300 shares in the open market. Also since the filing, Mr. Rapaport’s stock options with right to purchase up to 40,000 shares individually expired, bringing the total beneficially owned by the Baker Family Group to 10,895,155 shares.

(6)
Shares owned include 4,005,472 shares of common stock U/T/A dated 12/16/91 F/B/O Joan Baker et. al. of which Mr. Rapaport is trustee; 11,923 shares for each of Peter K. Baker and John B. Baker Life Insurance Trusts, of which Mr. Rapaport is trustee; and 10,040 individually owned by Mr. Rapaport. In addition, he has the right to acquire up to 43,000 shares pursuant to stock options granted to him by the Company.

(7)
Information is based on a Form 4 filed with the SEC on February 8, 2013 by Andrew Berger, in his capacity as manager and general partner for AB Value Management LLC and AB Value Partners and for Hamilton Partners (the “AB Group”).  As of that date, the AB Group held 2,278,717 shares, as follows: 772,672 shares owned directly by AB Value Partners, LP, 1,495,318 shares that AB Value Management LLC had caused the Managed Account to directly own, 10,726 shares owned directly by Hamilton Partners, and 1 share owned directly by Andrew Berger. By virtue of their relationships with AB Value Partners, LP, each of AB Value Management LLC and Mr. Berger may be deemed to beneficially own the shares owned by AB Value Partners, LP and the Managed Account. By virtue of their relationships with Hamilton Partners, Mr. Berger may be deemed to beneficially own the shares owned by Hamilton Partners. Each of Mr. Berger, AB Value Management LLC, AB Value Management LLC's Managed Account, AB Value Partners, LP, and Hamilton Partners is a member of a Section 13(d) group that owns more than 10% of the Issuer's outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our common stock to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent stockholders are charged by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments to those forms furnished to us during fiscal 2012, and, if applicable, written representations that a Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were fulfilled in a timely manner.

Information About our Audit Committee and Independent
Registered Public Accounting Firm

Audit Committee Report

The following is a report of the Audit Committee describing the policies and procedures that it employed in reviewing the Company’s financial statements for the year ended October 31, 2012 and related matters.  The information set forth in this report is not “soliciting material” and is not “filed” with the SEC or subject to Regulation 14A under, or the liabilities of Section 18 of, the Securities Exchange Act of 1934, except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the primary role of the Audit Committee is to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the internal control systems and disclosure controls established by management and the Board, the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for the internal controls and preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Wolf & Company, P.C., is responsible for performing an audit of its consolidated financial statements including an evaluation of its internal controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and its internal controls over financial reporting for the fiscal year ended October 31, 2012 with management and the independent registered public accounting firm. As part of this review, the Audit Committee discussed with Wolf & Company, P.C. the communications required by the standards of the PCAOB, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from Wolf & Company, P.C. a written statement describing all relationships between that firm and the Company that might bear on the independent registered public accounting firm’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee has discussed the written statement with the independent registered public accounting firm, and has considered whether the independent registered public accounting firm’s provision of consultation and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and assertions on internal controls over financial reporting be included in its Annual Report on Form 10-K for the year ended October 31, 2012 for filing with the SEC.

Martin Dytrych, Chair
John LaPides
Lori Schafer

Our Independent Registered Public Accounting Firm

The Audit Committee engaged Wolf & Company, P.C. as our independent registered public accounting firm to perform an audit of our consolidated financial statements,  including an evaluation of our internal controls, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) for the fiscal years ended October 31, 2012 and 2011.  A representative of Wolf & Company, P.C. is expected to be available at the Annual Meeting via conference telephone and will have an opportunity to make a statement if he desires to do so.  He is also expected to be able to respond to appropriate questions.

The Audit Committee has selected Wolf & Company as the independent registered public accounting firm to audit our financial statements for fiscal 2013.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees for professional services rendered by Wolf & Company for the fiscal years ended October 31, 2012 and 2011:
Fee Category	2012	2011
Audit fees	$194,125	$175,271
Audit-related fees	-	4,660
Tax fees	-	-
All other fees	-	-
Total fees	$194,125	$179,931

Audit Fees:  Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

 Audit-Related Fees:  Audit-related fees were for professional services rendered in connection with accounting consultations.

Tax Fees:  Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice.  These services include assistance regarding federal and state tax compliance and planning, tax audit defense, and mergers and acquisitions.  Commencing in fiscal year 2006, we used a different accounting firm for tax services than the firm that performs our audit services.

 All Other Fees:  All other fees include assistance with miscellaneous reporting requirements and interpretation of technical issues.

The Audit Committee considered and determined that the provision of non-audit services provided by Wolf & Company, P.C. is compatible with maintaining the firm’s independence.

The Audit Committee engaged Blum, Shapiro & Company P.C. for tax and tax advisory services for fiscal year 2012.

Pre-Approval Policies and Procedures

At present, our Audit Committee approves each engagement for audit and non-audit services before we engage Wolf & Company, P.C. to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage Wolf & Company, P.C. to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.  None of the services provided by Wolf & Company, P.C. for fiscal 2012 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Whistleblower Procedures

In our Code of Ethics, our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

PROPOSAL FOUR:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

Wolf & Company, P.C. currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2012. The Audit Committee has appointed Wolf & Company, P.C. to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2013.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Wolf & Company, P.C. and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” ratification of Wolf & Company, P.C. as our independent auditors for fiscal year 2013.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Four.

Other Matters

Other Business

Neither the Company nor our Board intends to propose any matters of business at the meeting other than Proposal One described in this proxy statement.  Neither we nor our Board know of any matters to be proposed by others at the meeting.

Solicitation of Proxies

We are soliciting proxies in the enclosed form and paying the cost of the solicitation.  In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our common stock.

Stockholder Proposals for the Next Annual Meeting

In order to be eligible for inclusion in our proxy statement and proxy card for the annual meeting scheduled to be held in 2013, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices at least 120 days prior to the anniversary of the date of this proxy statement.  This proxy statement is dated February 28, 2013, so the date by which proposals are required to be received under Rule 14a-8 will be October 31, 2013.

Section 3.7 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 90 days before the “specified date” for such meeting, which is a defined term meaning March 27 in each calendar year.  In that case, the deadline for submission of notice will be December 27, 2013.  Section 4.5 of our by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the board of directors.  Accordingly, any proposal or nomination submitted after December 27, 2013 will be untimely.  Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

Availability Of Form 10-K

In addition to being available at http://www.crystalrock.com/proxy, copies of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, including our financial statements but excluding the exhibits to the Form 10-K, are being provided, without charge, to each stockholder solicited by this proxy statement.  The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit.  For further information, contact Bruce S. MacDonald, Chief Financial Officer, Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795, telephone 802-658-9113.  Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are available for free on our website (www.crystalrock.com) and the SEC’s website (www.sec.gov).

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CRYSTAL ROCK HOLDINGS, INC. 1050 BUCKINGHAM ST. WATERTOWN, CT 06795 The Board of Directors recommends you vote FOR the following: Election of Directors Nominees: 01) Henry E. Baker 05) 02) John B. Baker 06) 03) Peter K. Baker 07) 04) Martin A. Dytrych For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CRYSTAL ROCK HOLDINGS, INC. For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve the compensation paid to the Company's named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3. To approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to compensation paid to the Company's named executive officers. The Board of Directors recommends you vote FOR the following proposal: 4. The ratification of the appointment of Wolf & Company, P.C. as the Company's independent auditors. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are also available at www.crystalrock.com/proxy.
M52907-P35167 CRYSTAL ROCK HOLDINGS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 17, 2013 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM and follow the simple instructions. Use the information shown on your proxy card. The undersigned stockholder(s) of CRYSTAL ROCK HOLDINGS, INC., a Delaware corporation (the "Company"), hereby appoints Ross S. Rapaport and Peter K. Baker, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 17, 2013 and at all adjournments thereof (the "Meeting"), with all powers the undersigned would possess if personally present. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon all other matters that may properly come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR. Address Changes/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

Exercise Your Right to Vote Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 17, 2013. Meeting Information Meeting Type: Annual Meeting For holders as of: February 22, 2013 Date: April 17, 2013 Time: 11:00 AM Location: Lamn, Krielow, Dytrych & Co. 500 University Boulevard Suite 215 Jupiter, FL 33458 CRYSTAL ROCK HOLDINGS, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. M52915-P35167

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE OF ANNUAL MEETING PROXY STATEMENT PROXY CARD ANNUAL REPORT ON FORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow —— | XXXX XXXX XXXX | (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1 -800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow —— | XXXX XXXX XXXX | (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 3, 2013 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow —— XXXX XXXX XXXX | (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. M52915-P35167

Election of Directors Nominees: 1) Henry E. Baker 05) John M. LaPides 2) John B. Baker 06) Ross S. Rapaport 3) Peter K. Baker 07) Lori J. Schafer 4) Martin A. Dytrych The Board of Directors recommends you vote FOR the following proposal: Advisory resolution to approve the compensation paid to the Company's named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: To approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to compensation paid to the Company's named executive officers. The Board of Directors recommends you vote FOR the following proposal: The ratification of the appointment of Wolf & Company, PC. as the Company's independent auditors. M52915-P35167

M52915-P35167